Exhibit 10.14.2

CONFIDENTIAL

AMENDMENT NO. 3

TO

MASTER LICENSE AGREEMENT

(formerly the Volume License Agreement)

THIS AMENDMENT NO. 3 TO MASTER LICENSE AGREEMENT (“Amendment No. 3”) is made and entered into as of this              day of July, 2003 by and between Syntroleum Corporation, a Delaware corporation (“Licensor”), and Ivanhoe Energy Inc., a company organized under the laws of the Yukon, Canada (“Licensee”).

Recitals

A. WHEREAS, Licensor and Licensee previously entered into that certain Volume License Agreement dated as of April 26, 2000, as amended by Amendment No. 1 to Volume License Agreement dated as of October 11, 2000 which, among other things, changed the Volume License Agreement to a Master License Agreement. (collectively, the “Master License Agreement”) and by Amendment No. 2 dated May     , 2002; and

B. WHEREAS, Licensor and Licensee desire to amend certain provisions of the Master License Agreement as set forth in this Amendment No. 3.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment No. 3, the Parties agree as follows. Unless otherwise provided in this Amendment No. 3, capitalized terms used in this Amendment No. 3 but not defined shall have the meanings set forth in the Master License Agreement.

1.	The definition of “Licensed Territory” at Section 1.15 of the Master License Agreement and Section 1.16 of the Site License Agreement is amended to read as follows:

“Licensed Territory” means all the countries of the world and their respective territorial waters, including the United States of America, Canada, Mexico, the People’s Republic of China, India, and their respective territorial waters, except for any country and its territorial waters (i) that, from time to time, may be prohibited, or whose citizens (considered as a group) may be prohibited, by the United States government from receiving Licensor Technology or the products thereof or (ii) the inclusion of which in the definition of Licensed Territory is, or could in good faith be argued to be, prohibited by United States law, including, without limitation, United States Executive Orders and administrative orders, rules and regulations. Licensed Territory shall include territories or territorial waters which are the subject of official dispute between or among countries only if all countries claiming sovereignty, a sovereign right, or jurisdiction over such territories or territorial waters are otherwise included within the definition of such term.

2.	Paragraph 5 of Amendment No. 1 is amended to delete the final sentence of Paragraph 5. Paragraph No. 5 shall now read as follows:

In consideration for the rights granted to Licensee by Licensor under this Amendment No. 1., Licensee shall pay Licensor a non-refundable amount of $7,000,000 U.S. dollars upon execution of this Amendment No. 1. This amount, as well as the previous payment of $3 million under the original Volume License Agreement, dated April 26, 2000, shall not be credited against the first $10,000,000 U.S. dollars in License Fees payable by Licensee to Licensor as partial reimbursement for the research and development costs previously incurred by Licensor. .

3.	Section 2.01 of the Master License Agreement is hereby amended to add the following sentence at the end of the section:

With respect to any Licensed Plant Licensee wishes to develop in India and the People’s Republic of China, Licensor and Licensee shall develop additional procedures to protect intellectual property; Licensor shall have the final approval in respect of any intellectual property protection procedures and participants and contractors involved in a

Licensed Plant in those countries, which approval shall not be unreasonably withheld. Such participants shall not exclude China International Trust and Investment Corporation and national energy companies.

4.	Except as expressly amended by this Amendment No. 3, the Master License Agreement is and shall remain in full force and effect in accordance with its terms and the parties hereby ratify and reaffirm the Master License Agreement as amended hereby.

Licensor
SYNTROLEUM CORPORATION

By:	/s/ Kenneth R. Roberts
Kenneth R. Roberts, Senior Vice President

Licensee
IVANHOE ENERGY INC.

By:	/s/ E. Leon Daniel
E. Leon Daniel, President & CEO